Exhibit 99.1

NEOGENOMICS, INC.

PRESS RELEASE

FOR IMMEDIATE RELEASE

NeoGenomics Reports Record Revenue of $66.1 Million on 16% Volume Growth and 13% Reduction in Average Cost per Test in the Second Quarter of 2017

Significant Improvement in Gross Margin

Ft. Myers, Florida – July 25, 2017 - NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of cancer-focused genetic testing services, today reported its results for the second quarter of 2017.

Second Quarter 2017 Highlights:

•	16% increase in clinical genetic testing volume(1)
•	5% increase in consolidated revenue to $66.1 million
•	13% reduction in average cost per clinical genetic test(1)
•	Significant improvement in Gross Margin to 47.2% from 45.3% in Q2 16
•	GAAP EPS of ($0.03) per share and non-GAAP Adj. Diluted EPS(2) of $0.04 per share

Consolidated revenues for the second quarter were $66.1 million, an increase of 5% over the same period last year.  Clinical genetic test volume(1) increased 16% year over year, and average revenue per clinical genetic test (“Revenue per Test”) decreased by 8% to $355, primarily due to changes in test mix as a result of our leadership in the rapidly growing field of immuno-oncology testing, which currently has lower average pricing because of the large influx of PD-L1 testing.

Consolidated gross profit improved by $2.6 million compared to last year’s second quarter and consolidated gross margin improved by 190 basis points to 47.2%.  Gross margin improvement was driven by increased clinical test volume and realization of certain Clarient synergies.  Average cost-of-goods-sold per clinical genetic test (“Cost per Test”) declined by 13% compared to the second quarter of 2016.

Consolidated operating expenses increased by $3.5 million, or 13%, from Quarter 2 2016, primarily as a result of increased payroll, depreciation, non-cash stock-based compensation, and bad debt expenses.  However, second quarter operating expenses also included $264,000 of one-time expenses associated with moving our Irvine, CA facility into our Aliso Viejo, CA facility and restoring the Irvine location back to its original condition at the end of the lease term.

Interest expense for the quarter decreased by $37,000, or 3%, from the second quarter of 2016 as a result of refinancing our bank debt in December of 2016 at significantly lower interest rates.

Net loss in Quarter 2 was ($43,000), versus a net profit of $413,000 in last year’s second quarter.  GAAP loss per share available to common stockholders, after deducting non-cash preferred stock charges, was ($0.03) in Quarter 2, versus ($0.07) per share in last year’s second quarter.

Adjusted EBITDA(2) was $9.2 million in the second quarter, unchanged from the prior year.  Adjusted Net Income(2) was $3.9 million as compared to $3.7 million in the prior year.  Adjusted Diluted EPS(2) was $0.04 per share, unchanged from last year’s second quarter.

Douglas M. VanOort, the Company’s Chairman and CEO, commented, “We are very pleased with our second quarter results.  Virtually every measure of performance improved compared with the first quarter.  Clinical Division test volume growth strengthened to one of its highest levels since 2015, and Revenue per Test stabilized.  Service levels returned to the pre-integration levels of excellence to which our customers are accustomed.  Cost per Test improved and gross margin increased by 310 basis points compared to Quarter 1.  Adjusted EBITDA grew by 30% from last quarter and represented a 47% contribution on the sequential revenue growth.  Billing processes also improved, and accounts receivable expressed in terms of days sales outstanding fell by over five days.”

Mr. VanOort continued, “Our Pharma Services Division continues to have excellent momentum as revenue increased by 26% from Quarter 1.  During the quarter, we booked $11.3 million of net new contracts and our backlog of signed contracts is up nearly 80% from a year ago to $46.5 million.  We are investing to expand our service outside the U.S. with our new Geneva, Switzerland lab facility on track to open early in the fourth quarter. Customers are excited about the new Lab, and we have already signed a $1.5 million contract for this facility and are in discussions for other meaningful contracts.”

Mr. VanOort concluded, “Second quarter results were right on track with our plans, and showed excellent improvement in numerous areas.  Our laboratory teams are doing a terrific job, with costs coming down as synergies are realized, and service levels getting back to the very high bar we set for ourselves.  We are particularly pleased with the record high scores achieved in a recent customer survey, which indicates that our customers are seeing and feeling this return to excellent service.  Our Clinical sales teams are now fully engaged in selling activities once again and are closing business and gaining momentum.  Our pipeline of Clinical and Pharma customer opportunities is as strong as it’s ever been, and we are enthusiastic about what our Company can achieve.”

Full-Year 2017 Financial Outlook:

NeoGenomics also today reiterated the guidance for fiscal year 2017 that was released with its Quarter 1, 2017 Earnings Release on April 26, 2017.  While the Company currently expects full year revenue to be biased toward the high end of the guidance range, full year Adjusted EBITDA is expected to be biased toward the lower end of the range due to continued investments in the Pharma Services business and temporarily higher bad debt expenses while the Company normalizes its post-integration bad debt reserves.  The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan.  Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that forward guidance should not be construed as a guarantee of future performance.

____________________

(1)	Clinical genetic tests exclude tests performed for Pharma Services customers and tests performed by PathLogic.

(2)

NeoGenomics has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS.  Each of these measures is defined in the section of this report entitled “Non-GAAP Financial Measures,” and the basis for using these measures is explained in the section entitled “Basis for Non-GAAP Adjustments.”  See also the tables reconciling such measures to their closest GAAP equivalent.

Conference Call

The Company has scheduled a web-cast and conference call to discuss their Q2 2017 results on Tuesday, July 25, 2017 at 10:00 AM EDT.  Interested investors should dial (877) 407-8035 (domestic) and (201) 689-8035 (international) at least five minutes prior to the call.  A replay of the conference call will be available until 10:00 PM on August 8, 2017 and can be accessed by dialing (877) 481-4010 (domestic) and (919) 882-2331 (international). The playback conference ID Number is 15920.  The web-cast may be accessed under the Investor Relations section of our website at www.neogenomics.com or http://www.investorcalendar.com/event/15920.  An archive of the web-cast will be available until 10:00 PM on October 25, 2017.

About NeoGenomics, Inc.

NeoGenomics, Inc. specializes in cancer genetics testing and information services.  The Company provides one of the most comprehensive oncology-focused testing menus in the world for Physicians to help them diagnose and treat cancer.  The Company’s Pharma Services division serves pharmaceutical clients in clinical trials and drug development.

Headquartered in Fort Myers, FL, NeoGenomics operates CLIA certified laboratories in Aliso Viejo, Fresno, and West Sacramento, California; Tampa and Fort Myers, Florida; Houston, Texas and Nashville, Tennessee.  NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States. For additional information about NeoGenomics, visit http://neogenomics.com/.

Forward Looking Statements

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including the information set forth in the “Full-Year 2017 Financial Outlook”.  These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward looking statements as the result of the Company’s ability to continue gaining new customers, offer new types of tests, integrate its acquisition of the Clarient business, and otherwise implement its business plan, as well as additional factors discussed under the heading “Risk Factors” and elsewhere in the Company’s Quarterly Report on Form 10-K filed with the SEC on March 14, 2017.  As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC.  In addition, it is the Company’s practice to make information about the Company available by posting copies of its Company Overview Presentation from time to time on the Investor Relations section of its website at http://ir.neogenomics.com/.

Forward-looking statements represent the Company’s estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the Company’s estimates as of any subsequent date.  While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

For further information, please contact:

NeoGenomics, Inc.

Steven C. Jones

Executive Vice President & Dir. of Investor Relations

(239) 325-2001

sjones@neogenomics.com

NeoGenomics, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

ASSETS	June 30, 2017	December 31, 2016
Cash and cash equivalents	$10,932	$12,525
Accounts receivable (net of allowance for doubtful accounts of $11,629 and $13,699, respectively)	61,750	55,512
Inventory	5,457	6,253
Other current assets	5,218	4,535
Total current assets	83,357	78,825

Property and equipment (net of accumulated depreciation of $34,604 and $27,102, respectively)	35,588	34,036
Intangible assets, net	73,614	77,064
Goodwill	147,019	147,019
Other assets	302	174
TOTAL ASSETS	$339,880	$337,118

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Accounts payable and other current liabilities	$26,562	$29,380
Short-term portion of capital leases and senior debt	8,642	8,733
Total current liabilities	35,204	38,113
Long-term Liabilities:
Long-term portion of capital leases and senior debt	100,667	97,436
Deferred income tax liability, net	7,435	14,973
Total long-term liabilities	108,102	112,409

TOTAL LIABILITIES	143,306	150,522

Series A Redeemable Convertible Preferred Stock	28,078	22,873
Stockholders' equity	168,496	163,723
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY	$339,880	$337,118

NeoGenomics, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Net Revenue
Clinical testing	$59,791	$56,316	$116,482	$110,936
Pharma Services	6,299	6,813	11,285	11,896
Total Revenue	66,090	63,129	127,767	122,832

Cost of revenue	34,912	34,524	69,393	67,055
Gross Profit	31,178	28,605	58,374	55,777

Operating expenses:
General and administrative	22,675	18,779	43,476	36,785
Research and development	947	1,306	1,809	2,752
Sales and marketing	6,242	6,327	11,890	12,127
Total operating expenses	29,864	26,412	57,175	51,664
Income From Operations	1,314	2,193	1,199	4,113

Interest expense, net	1,411	1,448	2,775	3,040
Income (loss) before taxes	(97)	745	(1,576)	1,073
Income tax expense (benefit)	(54)	332	(879)	505
Net Income (Loss)	(43)	413	(697)	568

Deemed dividends on preferred stock	929	1,840	1,822	3,680
Amortization of preferred stock beneficial conversion feature	1,710	3,727	3,383	7,453
Net (Loss) Attributable to Common Stockholders	$(2,682)	$(5,154)	$(5,902)	$(10,565)

(Loss) per Common Share:
Basic	$(0.03)	$(0.07)	$(0.07)	$(0.14)
Diluted	$(0.03)	$(0.07)	$(0.07)	$(0.14)

Weighted Average Shares Used in Computation of Earnings per Common Share:
Basic	79,413	77,448	79,075	76,758
Diluted	79,413	77,448	79,075	76,758

NeoGenomics, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	For the Six Months ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(697)	$568
Adjs. to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	7,906	7,329
Amortization of debt issue costs	219	358
Amortization of intangible assets	3,450	3,636
Non-cash warrant and stock based compensation	3,052	2,337
Provision for bad debts	8,027	5,434
Changes in assets and liabilities, net	(17,115)	(7,567)
NET CASH PROVIDED BY OPERATING ACTIVITIES	4,842	12,095

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(7,864)	(3,425)
NET CASH USED IN INVESTING ACTIVITIES	(7,864)	(3,425)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from revolving credit facility, net	4,997	-
Repayments to revolving credit facility	-	(10,044)
Repayment of capital lease obligations, loans	(2,754)	(2,611)
Repayments on term loan, net	(1,878)	-
Issuance of common stock	1,176	2,532
Payments of equity issue costs	(112)	(181)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	1,429	(10,304)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,593)	(1,634)

CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD	12,525	23,420
CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$10,932	$21,786

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$2,573	$2,691
Income taxes paid	$102	$222

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING INFORMATION:
Equipment acquired under capital lease obligations	$2,557	$2,585

Use of non-GAAP Financial Measures

The Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures.  Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of core operating results across reporting periods.  Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the Company’s business. Management believes that these non-GAAP financial measures enable investors to evaluate our operating results and future prospects in the same manner as management.  The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to and not as a substitute for the Company’s financial results presented in accordance with GAAP.  There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of the Company’s recorded costs against its net revenue.  In addition, the Company’s definition of the non-GAAP financial measures below may differ from non-GAAP measures used by other companies.

Definitions of Non-GAAP Measures

Non – GAAP Adjusted EBITDA

“Adjusted EBITDA” is defined by NeoGenomics as net income from continuing operations before: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, (iv) non-cash, stock-based compensation expense, and if applicable in a reporting period (v) acquisition related transaction expenses (vi) non-cash impairments of intangible assets (vii) debt financing costs (viii) and other significant non-recurring or non-operating (income) or expenses.

Non – GAAP Adjusted Net Income

“Adjusted Net Income” is defined by NeoGenomics as net income available to common shareholders from continuing operations plus: (i) non-cash amortization of customer lists and other intangible assets, (ii) non-cash, stock-based compensation expense, (iii) non-cash deemed dividends on preferred stock, (iv) non-cash amortization of preferred stock beneficial conversion feature, and if applicable in a reporting period (v) acquisition related transaction expenses (vi) non-cash impairments of intangible assets (vii) debt financing costs (viii) and other significant non-recurring or non-operating (income) or expenses.

Non-GAAP Adjusted Diluted EPS

“Adjusted Diluted EPS” is defined by NeoGenomics as Adjusted Net Income divided by Adjusted Diluted Shares outstanding.  Adjusted Diluted Shares outstanding is the sum of Diluted shares outstanding and the weighted average number of common shares that would be outstanding if the preferred stock were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.  In addition, if GAAP Net Income is negative and Adjusted Net Income is positive, Adjusted Diluted Shares will also include any options or warrants that would be outstanding as dilutive instruments using the treasury stock method.

Basis for Non-GAAP Adjustments

NeoGenomics basis for excluding certain expenses (income) from GAAP financial measures, are outlined below:

•

Moving expenses – These expenses include costs associated with the move of our Irvine, California facility into our Aliso Viejo facility and restoring the Irvine facility back to its original condition at the end of the lease term.  We are adjusting for these costs in Adjusted EBITDA as the move was the direct result of the Clarient acquisition and will not be an annually recurring item.  Without adjusting for these expenses, the Company believes it would be difficult to compare financial results from operations across reporting periods on a consistent basis.

•

Amortization of intangible assets –The intangible assets that give rise to this amortization expense relate to acquisitions, and the amounts allocated to such intangible assets and the terms of amortization vary by acquisition and type of asset.  NeoGenomics excludes these items to provide a consistent basis for comparing operating results across reporting periods, pre and post-acquisition.

•

Stock-based compensation expenses – Because many of the company’s full-time physicians reside in California, state regulations against the corporate practice of medicine require us to retain their professional service corporations rather than hire them as employees.   GAAP provides that variable stock based compensation treatment be applied for non-employee service providers. This variable accounting treatment can cause significant fluctuations in quarterly expense based on changes in the Company’s stock price from one quarter to the next and result in large positive or negative impacts to total operating expenses.  Without adjusting for these non-cash expenses, the Company believes it would be difficult to compare financial results from core operations across reporting periods on a consistent basis.

•

Deemed dividends on preferred stock – GAAP accounting for the unique structure of the Series A Redeemable Preferred Stock requires the Company to assume that such preferred stock will be outstanding for its entire ten-year term.   In addition, GAAP requires that the escalating preferred dividend rate over time be accelerated for accounting purposes and amortized on a straight-line basis over the ten-year life of the instrument, irrespective of the minimal contractual requirements for “paid in kind” stock dividends in the early years.  Since such implied dividends are not paid in cash, and since the Company believes that such preferred stock will be redeemed within the first three years it is outstanding, before any significant dividends have accrued under the contractual terms, the Company believes these non-cash expenses are not meaningful in evaluating the operating performance of the Company and it would be misleading to not adjust for such expenses across reporting periods.

•

Amortization of preferred stock beneficial conversion feature – This non-cash expense is also a direct result of the complex GAAP accounting requirements for our Series A Redeemable Preferred Stock.  The Company believes this expense is not meaningful in evaluating the operating performance of the Company, distorts comparisons across reporting periods, and that it would be misleading to not adjust for such expenses across reporting periods.

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Adjusted EBITDA

(Unaudited, in thousands)

	For the Three Months ended June 30,		For the Six Months ended June 30,
	2017	2016	2017	2016
Net Income (Loss) (GAAP)	$(43)	$413	$(697)	$568
Adjustments to Net Income (Loss):
Interest expense	1,411	1,448	2,775	3,040
Income tax expense (benefit)	(54)	332	(879)	505
Amortization of intangibles	1,725	1,610	3,450	3,636
Depreciation	3,926	3,744	7,906	7,329
EBITDA	6,965	7,547	12,555	15,078
Further Adjustments to EBITDA:
Facility moving expenses	264	-	615	-
Non-cash stock based compensation	1,922	1,634	3,052	2,337
Adjusted EBITDA (non-GAAP)	$9,151	$9,181	$16,222	$17,415

Reconciliation of GAAP Net Income Available to Common Stockholders to Non-GAAP Adjusted Net Income and GAAP Earnings per Share to Non-GAAP Adjusted Earnings per Share

(Unaudited, in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Net (loss) attributable to common stockholders (GAAP)	$(2,682)	$(5,154)	$(5,902)	$(10,565)
Adjustments to Net Loss:
Amortization of intangibles	1,725	1,610	3,450	3,636
Deemed dividends on preferred stock	929	1,840	1,822	3,680
Amortization of preferred stock beneficial conversion feature	1,710	3,727	3,383	7,453
Facility moving expenses	264	-	615	-
Non-cash stock based compensation expenses	1,922	1,634	3,052	2,337
Adjusted net income (non-GAAP)	$3,868	$3,657	$6,420	$6,541

Net loss per common share (GAAP)
Diluted EPS	$(0.03)	$(0.07)	$(0.07)	$(0.14)
Adjustments to diluted loss per share:
Amortization of intangibles	0.02	0.02	0.04	0.04
Non-cash stock based compensation expenses	0.02	0.02	0.04	0.03
Deemed dividends/PIK dividends on preferred stock	0.01	0.02	0.02	0.04
Amortization of preferred stock beneficial conversion feature	0.02	0.04	0.04	0.08
Impact of including preferred shares and stock options/warrants in Adj. Diluted Shares (3)	0.00	0.01	0.00	0.02
Adjusted Diluted EPS (non-GAAP)	$0.04	$0.04	$0.07	$0.07

Weighted average shares used in computation of adjusted diluted earnings per share:
Diluted Common Shares (GAAP)	79,413	77,448	79,075	76,758
Options and warrants not included in GAAP Diluted Shares (using treasury stock method)	1,249	2,297	1,265	1,951
Weighted Avg. Preferred Shares (as converted)	6,600	14,667	6,600	14,667
Adjusted Diluted Shares outstanding (non-GAAP)	87,262	94,412	86,940	93,376

_____________________

(3)

This adjustment compensates for the effects of including the Series A Preferred Shares on an as-converted basis and the treasury stock impact of outstanding stock options and warrants in the Adjusted Diluted Shares outstanding, both of which are not included in GAAP Diluted Shares outstanding.

Supplemental Information on

Clinical Genetic(1) Requisitions Received, Tests Performed, Revenue and Cost of Revenue

(unaudited, in thousands, except test & requisition data and per test & per requisition data)

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
Clinical Genetic Operation :	2017	2016	% Change	2017	2016	% Change
Requisitions received (cases)	99,247	90,795	9.3%	193,775	179,619	7.9%
Number of tests performed	163,620	140,822	16.2%	319,187	275,726	15.8%
Average number of tests/requisition	1.65	1.55	6.5%	1.65	1.54	7.1%

Total clinical genetic testing revenue	$58,115	$54,249	7.1%	$113,227	$106,999	5.8%
Average revenue/requisition	$586	$597	(1.8%)	$584	$596	(2.0%)
Average revenue/test	$355	$385	(7.8%)	$355	$388	(8.5%)

Cost of revenue	$29,322	$29,153	0.6%	$58,237	$56,921	2.3%
Average cost/requisition	$295	$321	(8.1%)	$301	$317	(5.0%)
Average cost/test	$179	$207	(13.5%)	$182	$206	(11.7%)

Supplemental Information on

PathLogic Requisitions Received, Tests Performed, Revenue and Cost of Revenue

(unaudited, in thousands, except requisition data and revenue & cost per requisition)

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
PathLogic Operations:	2017	2016	% Change	2017	2016	% Change
Requisitions received (cases)	13,987	14,177	(1.3%)	27,594	27,833	(0.09%)

Total testing revenue	$1,677	$2,066	(18.8%)	$3,255	$3,937	(17.3%)
Average revenue/requisition	$120	$146	(17.8%)	$118	$141	(16.3%)

Cost of revenue	$1,664	$1,941	(14.3%)	$3,448	$3,618	(4.7%)
Average cost/requisition	$119	$137	(13.1%)	$125	$130	(3.8%)